Exhibit 10.5

CONFIDENTIAL

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

LICENSE AGREEMENT

This Agreement (“Agreement”) is effective as of this ____ day of _____________ 2022, (“Effective Date”) between FILAMENT HEALTH CORP. a British Columbia corporation, with offices at #210-4475 Wayburne Drive, Burnaby BC V5G4X4 (“Filament”) and PSYENCE BIOMED CORP, a corporation organized under the laws of British Columbia with an address at 200 Bay Street, Suite 2010 Toronto, Ontario, Canada M5J 2J1 (“Psyence”). Filament and Psyence may be referred to herein singularly as a “party” and collectively as the “parties”.

WHEREAS,

A.	Filament is a natural psychedelic extraction and drug discovery company with significant experience in developing, registering and manufacturing naturally extracted and standardized psilocybin formulations. It is engaged in the development, extraction, formulation and licensing of proprietary PEX010 (25 mg psilocybin standardized extract) ("Materials") and well as a delivery mechanism for the Materials which is suitable for human consumption ("End-Product"). Filament is also the owner of proprietary extraction and formulation methods, formulations, recipes, process, specifications, standards, procedures and rules (the "Preparation Methods") for preparing the End Product and information regarding its Materials ("Know-How"). The Materials, End-Product, placebo versions of the End-Product ("Placebos"), Preparation Methods and Know-How are described in more detail in Appendix A hereto.

B.	Filament is the owner of the trademarks set forth in Appendix A that distinguish the Materials and End-Product, distinctive trade dress, other design devices and packaging elements associated therewith (the foregoing and any additional trademarks that Filament may adopt from time to time to distinguish the Materials and End-Product are hereinafter referred to as the "Trade Marks").

C.	Psyence is a biotech company focused on the use of natural psilocybin to heal psychological trauma and the diagnosable disorders that can result: anxiety, depression, PTSD, stress, grief and bereavement in the context of palliative care.

D.	Psyence wishes to use Filament's Intellectual Property (as defined below) including the Materials, End-Product, Preparation Methods, Know-How and Trade Marks in connection with the pre-clinical and clinical studies and trials to be conducted in Canada, the UK and world-wide ("Projects") in the treatment of the following human diseases and conditions:

1.	anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of Palliative Care,

(collectively the "Fields of Use"), which Projects are described in more detail in Appendix B.

E.	Filament has and Psyence would like to receive certain rights, materials, data and other technical and/or business information which in whole or in part are considered to be proprietary and confidential to Filament. Accordingly, Filament has agreed to grant Psyence a license for the use of the Materials, End-Product, Placebos, Preparation Methods, Know-How and Trade Marks and of all of the rights to the Intellectual Property which Filament has vested therein ("Licensed IP") for the Projects on the terms set out in this Agreement.

IN CONSIDERATION of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

1.             LICENSE

1.1          License.

(a)           For the duration of the Term and subject to the terms and conditions of this Agreement, Filament hereby grants to Psyence an irrevocable, royalty free, worldwide license (with the right to sub-licence) to use and distribute the Licensed IP and all Intellectual Property Rights (as define below) thereon solely for use in the Projects and the Fields of Use ("License").

CONFIDENTIAL

(b)           The License shall be granted on an exclusive basis solely within the territory of the United Kingdom with respect to the Fields of Use.

(c)            Filament hereby grants to Psyence a right of first refusal to extend its exclusive License beyond the territory of the United Kingdom should Filament receive a bona fide offer to acquire an exclusive license for the use of the Licensed IP in the Field of Use in a jurisdiction outside of the United Kingdom from a third party, which Filament wishes to accept. Filament shall deliver to Psyence a written copy of any offer received by Filament stating the commercial and other salient terms of the offer and providing Psyence with an opportunity to match the offer within 5 business days. Should Psyence present a matching counteroffer within the aforementioned 5 business days, such matching counteroffer shall be deemed to have been accepted by Filament. Should Psyence fail to present a matching counteroffer within the aforementioned 3 business days, Filament shall be entitled to proceed with the initial third party offer on terms no more favourable than those presented to Psyence.

1.2          Restrictions. Psyence shall not:

(a)           sub-license or subcontract the Licensed IP or rights granted herein to a third-party other than (i) an affiliate of Psyence with the Psyence group of companies, (ii) as required to carry out the Projects (including but not limited to as set out in Section 4.3), (iii) as consented to by Filament in writing or as expressly authorized under this Agreement; or

(b)           offer for sale, sell or distribute, directly or indirectly, any Materials or End Product other than for purposes of the Projects and shall prohibit (and strictly enforce such prohibition) its contractors and any other third parties to whom it provides the Materials or End Product from doing so.

2.	MATERIAL TRANSFER & PROJECTS

2.1           Orders and Delivery. Upon Psyence’s written request from time to time during the Term ("Order"), Filament will transfer to Psyence quantities of one or more Materials, End-Product or Placebos in accordance with this Section 2.

(a)           Each Order shall contain the terms of the material transfer, including specifications, Project implementation timeframes ("Project Schedule") and delivery and performance schedules ("Delivery Schedule"). Filament shall use its commercially reasonable efforts to meet the Delivery Schedule and shall co-operate with Psyence and its Project partners to ensure that the Project Schedule is adhered to.

(b)           The Materials, End-Product or Placebos will be provided in one or more containers marked and bearing coded identification numbers and/or letters accompanied by a Material Transfer Record, a blank template of which is attached hereto as Appendix C, signed by a representative of each party. Each Material Transfer Record is and shall be incorporated herein and made a part hereof.

(c)            For purposes of the Projects, Filament shall create and provide such information, assistance and support for the execution of the dossiers, IMBP and other documents required to implement the Projects in accordance with the Project Schedule.

(d)            Filament shall provide such other reasonable support as may be required by Psyence to implement the Projects in relation to the Material, End-Product and Placebos.

(e)            For the Term and in relation to the Projects, Psyence shall provide Filament with a good faith forecast of Psyence's demand for Material, Placebos and/or End-Product at intervals, which approximates, as nearly as possible, based on information available at the time to the Psyence, the Orders Psyence will place during the Term ("Forecasts"). Filament shall ensure that it can meet the Forecasts. Without detracting from the aforementioned obligation, Filament shall provide Psyence with immediate and advance notice if it suspects that it will be unable to meet any Forecasts.

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2.2           Project commencement and Phases: Psyence shall, in its sole discretion and on prior written notice to Filament, be entitled (but not obliged) to commence, suspend (for up to [*****]) and/or terminate any Project at any phase of the Project. In the event of the suspension or termination of any Project, Filament shall remain entitled to any payments in respect of any Milestones already achieved in accordance with clause 3.3.

3.	PAYMENT

3.1           Price. Filament shall supply Psyence with Materials, End-Product and Placebos at no charge in the quantities required to complete the Projects as listed in Appendix B.

3.2           Payment. Psyence shall pay all invoices within [*****] days of their receipt. If any money due to Filament remains unpaid after the date on which the money should have been paid, then Psyence shall pay to Filament interest on the unpaid amount from the date on which the money was due at a rate of [*****]% per annum.

3.3          Milestone Payments. Psyence shall pay Filament the following milestone payments ("Milestone Payments") for any and all products that include the Materials as an active ingredient or the End-Product that achieve one or more of the following milestones in respect of each Project commenced by Psyence:

(a)           [*****];

(b)           [*****];

(c)           [*****]; and

(d)           [*****],

(together, the "Milestones"). For the purposes of this Agreement "Clinical Trial" means a study, involving human subjects, for the purpose of discovering or verifying the safety, pharmacokinetics or effects of the Materials, an End Product or any and all products that include the Materials.

Psyence shall notify Filament in writing within [*****] days following the achievement of each Milestone and shall make the appropriate Milestone Payment within [*****] days after the achievement of such Milestone.

4.	USE OF THE LICENSED IP

4.1          Projects. The Licensed IP will be used by Psyence solely in connection with the Projects specifically described in the aforementioned Material Transfer Record. Filament does not grant Psyence any rights to use the Licensed IP for any profit-making or commercial purposes. Psyence shall seek the prior written approval of Filament to use its Licensed IP in activities beyond the scope of the Projects.

4.2          Ownership and Security. The Licensed IP shall be treated as property of Filament, and shall be used, securely stored and accounted for in accordance with Good Clinical Practice. Any unused Materials of End-Product shall be destroyed or returned to Filament.

4.3          Access. Except as set out in Sections 1.2(a), Psyence shall not provide the Licensed IP to a third party nor allow access to the Licensed IP by a third party. Notwithstanding the foregoing, the Licensed IP may be provided only to:

(a)           those of Psyence employees who have a bona fide need to use the Licensed IP for the purpose of the Project, provided that said employees accept the same obligations regarding the treatment of the Licensed IP as set forth herein; and

(b)           those of Psyence affiliates and third parties who have provided an acknowledgement agreement covenanting to Filament to, and to cause their employees and other representatives to, comply with all applicable terms of this Agreement, in the form as set forth in Appendix D (the "Acknowledgement Agreement") prior to receiving any Licensed IP.

CONFIDENTIAL

Psyence agrees that, prior to providing any Licensed IP to a Psyence affiliate or third party, Psyence shall cause such affiliate or third party to execute an Acknowledgement Agreement and that Psyence shall provide the executed Acknowledgement Agreement to Filament. Psyence further agrees that it shall ensure that each Psyence employee, affiliate or third party, as the case may be, complies with the applicable provisions of this Agreement and Psyence shall be liable to Filament for any breach by a Psyence employee, affiliate or third party for any breach of this Agreement. Psyence will promptly notify Filament in the event a third party is provided or allowed access to the Licensed IP in breach of this Section 4.3.

4.4          Analysis and Development.

(a)           In the event that the Materials or End-Product are not suitable for a Project or Projects ("Tentative Projects") as determined by a relevant health authority and require further testing, processing or modification in accordance with applicable laws and regulations, the following provisions shall apply:

(i)	Filament shall, [*****], subject the Materials or End-Product to the tests, processing and modification recited, contemplated by or required to carry out the Tentative Projects. Ownership of all Intellectual Property resulting from the testing, processing and modification of the Materials or End-Product shall vest in Filament upon creation.

(ii)	Filament shall provide Psyence will all certificates of analysis and additional information and documentation as may be required to commence the Tentative Projects, including updated information and documentation as mentioned in Section 2.1(c).

(iii)	In the event that Filament is unsuccessful in its attempts and the Materials or End-Product remain unsuitable for the Tentative Projects or fails to deliver the information/documentation required in sub-section (ii) above, then Psyence shall be entitled to [*****] whereupon that Tentative Project(s) shall be excluded from this Agreement and this Agreement shall be deemed to have been terminated in respect of that Tentative Project(s).

4.5          Project Results. The results of testing, research, conduct of and any information derived from the Projects (collectively, the "Project Results") shall be the sole property of Psyence, provided that Psyence shall and does hereby grant a [*****] license to Filament to use the Project Results relating to the safety profile of the Materials solely ("Project Results Licence"):

(a)           [*****]

(b)           [*****]

(c)           [*****]

The Project Results Licence shall be valid for a period that is the greater of: (i) the Term of this Agreement; and (ii) [*****].

Filament shall not:

(a)           sub-license or subcontract the Project Results or rights granted under the Project Results Licence to a third-party without the prior written consent of Psyence;

(b)           offer for sale, sell or distribute, directly or indirectly, any Project Results and shall prohibit (and strictly enforce such prohibition) its contractors and any other third parties to whom it provides the Project Results from doing so;

(c)           disclose the Project Results to third parties for purposes other than as provided for in Section 4.5(a) – (c);

(d)           use the Project Results or rights granted under the Project Results Licence for the benefit of a third party other than as provided for in Section 4.5(a) – (c); or

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(e)            use the Project Results Licence for, or in support of, any application for Intellectual Property (for example a patent application).

4.6          Filament Results. It is recorded that as at the Effective Date, Filament has conducted and will continue to conduct similar technical evaluations and research projects to the Projects and has generated and will generate test results of its own during the Term ("Filament Test Results"), using the Materials and End-Product and which shall remain the sole property of Filament. In exchange for the Project Results Licence, Filament shall and does hereby grant a license to Psyence to use the Filament Test Results, Arising Materials IP, and Filament’s property from any Tentative Projects set out in Section 4.4(i) relating to the safety profile of the Materials solely ("Filament Test Results Licence"):

(a)           [*****]

(b)           [*****]

(c)           [*****]

The Filament Test Results Licence shall be valid for a period that is the greater of: (i) the Term of this Agreement; and (ii) [*****].

Psyence shall not:

(f)            except in accordance with Section 1.2(a), sub-license or subcontract the Filament Test Results or rights granted under the Filament Test Results Licence to a third-party without the prior written consent of Filament; or

(g)           offer for sale, sell or distribute, directly or indirectly, any Filament Test Results and shall prohibit (and strictly enforce such prohibition) its contractors and any other third parties to whom it provides the Filament Test Results from doing so;

(h)           disclose the Filament Test Results to third parties for purposes other than for the Projects or as provided for in Section 4.6(a) - (c);

(i)             use the Filament Test Results or rights granted under the Filament Test Results Licence for the benefit of a third party.

4.7           Use of the Results for academic purposes. In the event that (i) Filament wishes to use the Licensed IP or Project Results or (ii) Psyence wishes to use the Filament Test Results, strictly for academic, or non-commercial research purposes, either Party shall be entitled to request consent for and/or licence to make use of such Licensed IP, Project Results or Filament Test Results (as the case may be) on such terms and conditions as may be agreed between the Parties. The granting of consent for the use or licensing of the Licensed IP, Project Results or Filament Test Results (as the case may be) under this Section 4.7, shall not detract from the application of the provisions of Sections 4.5, 4.6 and 5.

4.8           Audit Rights. Psyence has the right (by itself or through its representatives) to review all audit reports issued with respect to the Licensed IP and/or the facilities in which such Licensed IP is being produced and Filament agrees to make such audit reports available to Psyence within [*****] business days of receipt and finalization thereof. Psyence will comply with Filament's reasonable security, health and safety, and confidentiality procedures that are provided to Psyence in advance in writing. During normal working hours and upon reasonable notice, Psyence or its designee shall be entitled to inspect areas within Filament’s (or its contract manufacturer’s) facility where Materials or End-Products are manufactured or stored, and to inspect the manufacturing, packaging, and quality control records relating to the Materials or End-Products if 1) a critical observation was identified on any audit report, or (ii) where required to do so by a health regulatory authority having jurisdiction of the Projects.

CONFIDENTIAL

Filament has the right (by itself or through its representatives) to review all audit reports issued with respect to the Licensed IP and/or the facilities in which such Licensed IP is being produced and Psyence agrees to make such audit reports available to Psyence within [*****] business days of receipt and finalization thereof. Filament will comply with Psyence’s reasonable security, health and safety, and confidentiality procedures that are provided to Filament in advance in writing. During normal working hours and upon reasonable notice, Filament or its designee shall be entitled to inspect areas within Psyence’s (or its subcontractors) facility where Materials or End-Products are stored or used, and to inspect the and quality control records relating to the Materials or End-Products if 1) a critical observation was identified on any audit report, or (ii) where required to do so by a health regulatory authority having jurisdiction of the Projects.

5.	CONFIDENTIAL INFORMATION

5.1          Definition. For the purposes of this Agreement "Confidential Information" means the Licensed IP, the data and results of the testing and use of the Licensed IP and any information relating thereto and the Projects, and includes but is not limited to all information, in any form, known or used by, or in the possession of, a party in connection with its operations, business or assets, including but not limited to, strategic and business plans, financial information and data, marketing information, information as to business opportunities, strategies, research, development, production, business, operational or technical processes or systems, business or commercial operations, know-how, trade secrets, ideas, intellectual property, processes, technical information, methods, product or production information, formulas, compositions, designs, drawings, samples, Inventions, past, current, or future research and development, past, current, or future manufacturing, supplier, marketing or distribution methods or process, customer information and any other information which is designated as “Confidential,” “Proprietary,” or contains some similar designation, or which by its nature the receiving party knew or should have reasonably known under the circumstances is or is intended to be confidential or proprietary.

5.2          Obligations. Each of the parties hereby undertakes to keep the other party’s Confidential Information confidential, to not disclose such Confidential Information to any third party, and to not use such Confidential Information for any purpose other than the Projects. The other party’s Confidential Information may be disclosed only to the recipient’s employees and in respect of Psyence, third parties set out in Section 1.2(a), who have a bona fide need to know for the purpose of the Projects, provided that they accept the same obligations of confidentiality as set forth herein. Each of the parties will promptly notify the other party in the event the other party’s Confidential Information is disclosed to a third party in breach of this Section.

5.3          Exceptions. The confidentiality obligations of Section 5.2 shall not apply to any Confidential Information for which the recipient can establish by written records that it:

(a)           was already known to the recipient prior to the receipt thereof from the other party;

(b)           was already available to the public before the disclosure of the Confidential Information to the recipient;

(c)           has subsequently become available to the public through no fault or default of the recipient;

(d)           has subsequently been legally disclosed to the recipient by a third party who is not in breach of any obligation of confidence with the other party;

(e)           was developed wholly independently by the recipient, without any reference to the other party’s Confidential Information; or

(f)            is required to be disclosed by law.

For the purpose of this paragraph, disclosures made of Confidential Information that are specific in nature shall not be deemed within the foregoing exceptions merely because they are embraced by more general information available to the public or in the possession of the recipient.

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6.	INTELLECTUAL PROPERTY

6.1          Intellectual Property. For the purposes of this Agreement, “Intellectual Property” means all ideas, designs, design specifications, inventions, proprietary information, trade secrets, processes, research and development data, manufacturing procedures, software, works of authorship, improvements, or suggestions, whether or not patentable or copyrightable, conceived, created, adapted, or reduced to practice by or for a Party, whether made alone or in conjunction with others, including all present and future (i) patents, patent applications, and other industrial property rights, (ii) copyrights, mask work rights, and other rights associated with works of authorship, (iii) trade secret rights, (iv) rights in trademarks and trade names and similar rights, and (v) other forms of intellectual or industrial property rights and proprietary rights of any kind or nature.

6.2          Arising Materials IP Ownership. Intellectual Property conceived, discovered or that comes into existence as a result of the Projects or of either Party’s performance of its obligations under this Agreement that is related to the manufacture, processing or production of the Materials (“Arising Materials IP”), shall be owned by Filament regardless of who is the source or inventor.

Psyence expressly acknowledges and agrees to the assignment to Filament of ownership and rights of Arising Materials IP as defined above. Psyence agrees to promptly inform Filament, and in any event within [*****] days of discovery, of the existence of any Arising Materials IP which would rightly be assigned to Filament under this Agreement. Psyence agrees and agrees on behalf of its employees, contractors and agents to execute, acknowledge and deliver at Filament’s expense, and as Filament may reasonably request, all such papers and documents, including assignment documents and agreements, and to perform such other actions to secure, verify or reflect such ownership or to secure proprietary protection in the name of Filament for such Arising Materials IP. Filament shall have full power and authority (and for greater certainty, Psyence will have no right or authority) to file and prosecute patent applications throughout the world on such Arising Materials IP. On termination or expiration of this Agreement, Psyence shall forthwith transfer to Filament all Arising Materials IP, including copies or any derivatives thereof, and all information related thereto, that is owned by Filament as assigned under this Agreement.

6.3          Project IP Ownership. Except for the Arising Materials IP, Intellectual Property conceived, discovered or that comes into existence as a result of the Projects, the use by Psyence of the Licensed IP or of either Party’s performance of its obligations under this Agreement ("Project IP"), shall be owned by Psyence regardless of who is the source or inventor. For greater certainty and notwithstanding Section 6.2, Project IP expressly includes any Intellectual Property conceived, discovered or that comes into existence as a result of the Projects regarding the use, indication(s), or dosing interval/duration treatment of the Materials or End Products.

Filament expressly acknowledges and agrees to the assignment to Psyence of ownership and rights of Project IP as defined above. Filament agrees to promptly inform Psyence, and in any event within [*****] days of discovery, of the existence of any Project IP which would rightly be assigned to Psyence under this Agreement. Filament agrees and agrees on behalf of its employees, contractors and agents to execute, acknowledge and deliver at Psyence's expense, and as Psyence may reasonably request, all such papers and documents, including assignment documents and agreements, and to perform such other actions to secure, verify or reflect such ownership or to secure proprietary protection in the name of Psyence for such Project IP. Psyence shall have full power and authority (and for greater certainty, Filament will have no right or authority) to file and prosecute patent applications throughout the world on such Project IP. On termination or expiration of this Agreement, Filament shall forthwith transfer to Psyence all Project IP, including copies or any derivatives thereof, and all information related thereto, that is owned by Psyence as assigned under this Agreement.

6.4          No Future Licenses. Other than the licenses expressly granted in this Agreement, nothing contained herein shall be deemed to constitute, by implication or otherwise, the grant of any license or other rights in respect of any present or future Intellectual Property owned or controlled by either of the parties.

7.             REPORTING

Psyence will:

(a)           provide to Filament copies of final protocol synopsis that receive ethics and health authority approval for any clinical studies in which the Materials or End-Product are used prior to administering the Materials or End-Product in the Projects;

(b)           report any adverse events, suspected unexpected serious adverse reactions (SUSAR) and all other events required to be reported under applicable law within required timelines;

(c)           provide to Filament a detailed report of any adverse events occurring pursuant to the Projects, within 24 hours of such event occurring;

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(d)           provide to Filament copies of all safety data that are generated from any Projects in which the Materials or End-Products are used;

(e)           disclose to Filament those portions of the Project Test Results specific to the Materials and their performance; and

(f)            provide to Filament a copy of the final report for each Project in which the Materials or End-Products are used or, if no final report is prepared, a summary of safety and efficacy data for such Project.

All information, documentation, data and or material received by Filament pursuant to this Section 7 shall be treated as Confidential Information.

8.	PUBLICITY

Neither party shall publish or disclose to any third party the existence of this Agreement, the parties’ relationship hereunder, or that Psyence is evaluating and/or considering the Licensed IP for any purpose without the prior written approval of the other party, save that Psyence shall be entitled to publish or make any such disclosures as may be required under applicable laws or rules of a securities exchange to which Psyence is subject.

9.	TERM AND TERMINATION

9.1           Term. This Agreement comes into effect on the Effective Date and expires 5 years thereafter, unless terminated early in accordance with a provision of this Agreement (the “Term”). Notwithstanding the foregoing, the exclusivity period of the Licence within the territory of the United Kingdom with respect to the Fields of Use shall come into effect on the Effective Date and expire on the later of:

(a)           [*****] months thereafter if Psyence has not [*****].

(b)           completion of any Project(s) taking place in [*****], for which Milestone Payments have been made, and for which commercially reasonable efforts are being made to complete.

9.2          Early Termination. This Agreement shall be terminated immediately upon the occurrence of any one of the following events:

(a)           By either party upon notice to the other party, where Psyence notifies Filament in writing that all of the Projects have been completed or abandoned, provided that Filament shall remain entitled to any payments in respect of any Milestones already achieved in accordance with clause 3.3;

(b)           By a party upon notice to the other party, if the other party becomes bankrupt or insolvent or a receiver is appointed to take possession of the other party's business or property or the other party has assigned its interest to creditors;

(c)           By a party if the other Party commits a breach of a material term of this Agreement and fails to remedy that breach within 10 business days of receiving notice of such breach; or

(d)           By a Party upon notice to the other party, if the other Party has a licence, permit or approval revoked by competent authorities which compromise its ability to grant the licenses contemplated in this Agreement or its ability to perform under this Agreement.

On termination or expiry of this Agreement:

(e)           all rights granted to the Parties under this Agreement terminate; and

(f)            each Party shall cease the use of any licenses granted to it under this Agreement or Confidential Information received by it, save that where Psyence has terminated this Agreement under Sections 9.2(b), (c) or (d) Psyence's rights under this Agreement shall endure for purposes of the Projects.

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9.3          Survival. The provisions of Sections 1.2, 3.3, 5, 6, 9, and 10 to 13 shall survive termination and expiration of this Agreement.

10.	DISCLAIMER OF WARRANTY

Filament gives no warranty, express or implied, as to the fitness of the Licensed IP for the Projects other than that:

(a)           the Materials and End-Product have been manufactured using Good Manufacturing Practice and will be sent to Psyence or its duly appointed agents in compliance with applicable laws;

(b)           the Materials and End-Product meet the specifications set out in Appendix A and the certificate of analysis enclosed therewith; and

(c)           the Licensed IP, to the best of Filament’s knowledge, does not or violate any patent, design, copyright, trade secret or other proprietary right of any third party and Filament has all necessary rights of ownership and licenses to provide the Materials and End-Products in accordance with this Agreement.

Further, Filament gives no warranty, express or implied, of non-infringement and the Licensed IP are being provided “as is” and Psyence accepts all risks associated with its use thereof.

11.	LIMITATION OF LIABILITY

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, NEITHER PARTY, NOR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST OR DIMINISHED PRODUCTION, BUSINESS INTERRUPTION OR CLAIMS OF CUSTOMERS OR OTHER THIRD PARTIES, REGARDLESS OF WHETHER THE INDEMNIFYING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OR WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OTHER TORT, OR OTHERWISE.

12.	INDEMNIFICATION

12.1        Obligations.

(a)           Psyence will defend, indemnify, and hold harmless Filament, and its directors, officers, employees and agents from and against any damages, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees, court costs, and other costs) arising from fines, civil penalties or personal injury to or damage to the property of third parties (including for the purposes of this Section 12.1 the employees of Filament) caused by or arising from the Projects, except to the extent such damages, liabilities, losses, costs, and expenses arise from the negligence or wrongful acts of Filament, its directors, officers, employees, and agents.

(b)           Filament will defend, indemnify, and hold harmless Psyence, and its directors, officers, employees and agents from and against any damages, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees, court costs, and other costs) arising from fines, civil penalties or personal injury to or damage to the property of third parties (including for the purposes of this Section 12.1 the employees of Psyence) caused by or arising from a breach of the warranties set out in Section 10.

12.2        Notice; Defense. In the event that a party receives notice of any third party claim, action or proceeding for which such party (the “Indemnitee”) claims indemnity hereunder, the Indemnitee will promptly notify the other party (the “Indemnitor”) of such matter. The Indemnitor will then promptly assume responsibility for and will have full control of such matter, including settlement negotiations and any legal proceedings, and the Indemnitee will fully cooperate at the Indemnitor’s expense in the Indemnitor’s handling and defense thereof. The Indemnitee may participate, at its own expense, in the defense of such claim or litigation provided that the Indemnitor will direct and control the defense of such claim or litigation. The Indemnitor will not, in the defense of such claim or litigation resulting therefrom, (a) consent to entry of any judgment except with the written consent of the Indemnitee, which will not be unreasonably withheld, or (b) enter into any settlement, which (i) does not include as an unconditional term thereof the giving by the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation or (ii) contains any admission of liability, except with the written consent of the Indemnitee, which will not be unreasonably withheld.

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12.3        Insurance. Each of the Parties shall, at its cost, maintain or effect and maintain insurance policies that cover a scope of liability and provide coverage in amounts that are commercially reasonable given the activities and potential liabilities contemplated by this Agreement.

13.	MISCELLANEOUS PROVISIONS

13.1        Employee Consent. Psyence shall procure that the researchers and other personnel at any time associated with the Projects shall confirm their knowledge of and consent to the terms of this Agreement.

13.2        Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to the choice of law provisions thereof which will be disregarded in their entirety. Any unresolved disputes between the parties, including all claims for legal and equitable relief, will be submitted to a court of competent jurisdiction in the Province of British Columbia, Canada. Nothing in this Section 13.2 will prevent either party from immediately seeking injunctive relief from any court of competent jurisdiction.

13.3        Equitable Relief. Each party acknowledges that any breach of the obligations of this Agreement in respect of licensed property or Confidential Information may cause irreparable harm to the other party for which damages is not an adequate remedy and that the owner of the licensed property or Confidential Information will be entitled to seek equitable relief in addition to all other remedies available at law.

13.4        Notices. Except as otherwise provided in this Agreement, any notice or the like pursuant to this Agreement shall be in writing in the English language and will be deemed to have been sufficiently given if delivered in person, transmitted by facsimile, electronic computer mail, or express delivery with fees prepaid, whether public or private carrier, addressed as below or to such other persons and addresses as the parties may designate in writing from time to time.

If to Filament:

[*****]

[*****]

with copies to

[*****]

[*****]

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If to Psyence:

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CONFIDENTIAL

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13.5        Export Control. Both parties understand that any Materials or End-Product may be subject to export control and embargo laws, regulations or orders of Canada and the United States. Neither party hereto will knowingly export, directly or indirectly, to any country for which Canada the United States, as the case may be, has an applicable embargo or requires an export license without first obtaining such a license.

13.6        Counterparts, Signatures, Authorization. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Signatures via facsimile or other electronic means are deemed to be the same as original signatures. Each of the parties agrees to the terms of this Agreement, and the person signing on behalf of each party represents that he or she is authorized to execute this Agreement on behalf of such party and has the authority to bind such party to the terms and conditions of this Agreement.

13.7        Assignment. Save as otherwise expressly provided for in this Agreement, neither of the parties shall assign, transfer, or otherwise dispose of this Agreement to any third party without the prior written consent of the other party. The Agreement will inure the benefit of, and be binding on any permitted assignee or successor.

13.8        Amendments. Any and all amendments to, and extensions of this Agreement will only be effective if agreed and executed in writing by both parties.

13.9        Severability. If any term, provision, undertaking or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable (in whole or in part), the remainder of the terms, provisions, undertakings and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated. Any such invalid, illegal, or unenforceable provision or portion of this Agreement shall be changed and interpreted, and any unintentional gap filled, so as to best accomplish the objectives of such provision or portion thereof in light of the purpose of this Agreement and within the limits of applicable law.

13.10      Waiver. Any waiver by either party of any right resulting from a breach of this Agreement shall not imply waiver of any future enforcement of such right nor any waiver of any other right arising from this Agreement or resulting from the breach of any other provision of this Agreement.

13.11      Construction and Interpretation. All terms defined in the singular form shall include the plural and vice versa. Unless otherwise stated, all sections referred to herein are sections of this Agreement. Each of the exhibits, schedules and appendices referred to in this Agreement and attached hereto, and all attachments and amendments thereto, are and shall be incorporated herein and made a part hereof. The headings of the sections in this Agreement are inserted for convenience only and are not intended to interpret, define or limit the scope or content hereof or any provision hereof. The word “including” will not be construed as limiting the immediately preceding general term or statement.

13.12      Entire Agreement. This Agreement and any appendix hereto constitute the entire understanding between the Parties and supersede any prior communications, representations or agreements, whether oral or in writing, regarding the same matter between them.

13.13      Advice of Counsel. Each party has consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and shall be construed accordingly.

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CONFIDENTIAL

13.14       No relationship. This Agreement does not create an agency or partner relationship between the parties.

The parties have caused this Agreement to be executed as of the Effective Date.

FILAMENT HEALTH CORP.		PSYENCE GROUP INC.
By:	/s/ Benjamin Lightburn	By:	/s/ Warwick Corden-Lloyd
	(Signature)		(Signature)

Name:	Benjamin Lightburn	Name:	Warwick Corden-Lloyd
	(Print – Block Letters)		(Print – Block Letters)

Title:	CEO	Title:	CFO
	(Print – Block Letters)		(Print – Block Letters)

Date:	4/12/2022	Date	4/18/2022

CONFIDENTIAL

APPENDIX A – DESCRIPTION OF LICENSED IP

Category	Description	Reference / identity numbers
End-Product	capsules containing 25mg of psilocybin	[INSERT]
Placebos	[INSERT]	[INSERT]
Trade Marks	[INSERT]	[INSERT]

[insert certificate of analysis for Materials and End-Product]

CONFIDENTIAL

APPENDIX B – DESCRIPTION OF PROJECTS & MINIMUM QUANTITIES

Description of Clinical Trial	Jurisdiction	Number of participants	Quantity of End- Product required*	Quantity of Placebos required*
Anxiety and Depression Phase 2 human clinical trial in Oncology Palliative Care	UK	60	Up to 1,000 doses	Up to 200 capsules
Anxiety and Depression Phase 2 human clinical trial in Oncology Palliative Care	Canada	To be confirmed.	Up to 1,000 doses	Up to 200 capsules
Anxiety and Depression Phase 2 human clinical trial in Oncology Palliative Care	USA	To be confirmed.	Up to 1,000 doses	Up to 200 capsules
Such other human clinical studies and trials within the Fields of Use which Psyence may commence within the Term, which must receive regulatory approval from health authorities	UK, EU, Canada, USA, Japan (or other jurisdiction to be mutually agreed upon by the Parties) and shall be communicated to Filament in writing	To be confirmed.	Up to 1,000 doses	Up to 200 capsules

*final quantities are to be determined based upon health authority-approved protocols.

CONFIDENTIAL

APPENDIX C - MATERIAL TRANSFER RECORD

Date: _____________________

Filament: _____________________________________________________________

Psyence: _____________________________________________________________

RE:       Transfer of Materials subject to the License Agreement between Filament Health Corp. and Psyence having an Effective Date of ____________ (the “License Agreement”).

The following Materials or End-Product (as defined in the License Agreement) and a description of each are herewith provided by Filament to Psyence along with this Material Transfer Record:

The Materials or End-Product and associated any Licensed IP are being transferred to enable Psyence to carry out its Projects as set out in the License Agreement.

Psyence acknowledges receipt of the described Materials and End-Product, subject to the terms of the License Agreement.

Receipt of the Material or End-Product shipment should be acknowledged by Psyence’s authorized representative by initialling or executing duplicate originals of this Material Transfer Record, with a copy returned to Filament.

FILAMENT HEALTH CORP.		Psyence Group INC.
By:		By:
	(Signature)		(Signature)

Name:		Name:
	(Print – Block Letters)		(Print – Block Letters)

Title:		Title:
	(Print – Block Letters)		(Print – Block Letters)

Date:		Date

CONFIDENTIAL

APPENDIX D - FORM OF ACKNOWLEDGEMENT AGREEMENT

[Insert Contact Information of Filament]

Attention: [Insert contact person of Filament]

Dear Sirs/Mesdames:

Unless otherwise defined herein, capitalized expressions used herein shall have the meanings as defined in the License Agreement between Filament Health Corp. and Psyence dated ____________, 20___ (the “License Agreement”).

The undersigned hereby acknowledges that it has received a copy of and understands the terms and conditions set forth in the License Agreement.

In consideration of Filament agreeing to the provision of Materials by Psyence to the undersigned, of Psyence providing such Materials to the undersigned, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to, and to cause its employees and other representatives to, comply with those provisions in the License Agreement that in any way, whether directly or indirectly, relate to the Materials.

Yours very truly,

(Name of Affiliate or Third Party)

<Signature of Affiliate or Third Party >